EXHIBIT 23.02

INDEPENDENT AUDITORS’ CONSENT

To the Board of Directors of
Mobilepro Corp.

     We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2/A of Mobilepro Corp. (the “Company”) of our report dated July 10, 2003 on the Company’s consolidated financial statements for the years ended March 31, 2003 and 2002, which report contains an explanatory paragraph relating to certain significant risks and uncertainties which conditions raise substantial doubt about the Company’s ability to continue as a going concern relating to those consolidated financial statements of the Company as of and for the years ended March 31, 2003 and 2002. Additionally, we consent to the use of our quarterly reviewed Mobilepro Corp. and Subsidiaries condensed consolidated financial statements for the three months ended June 30, 2003, September 30, 2003 and December 31, 2003.

     We consent to all references to our firm in this Registration Statement on Form SB-2/A.

/s/ Bagell, Josephs & Company, L.L.C.

BAGELL, JOSEPHS & COMPANY, L.L.C.
Certified Public Accountants
Gibbsboro, New Jersey
May 12, 2004